 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

PRINCETON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00710	46-3516073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Riverway, Suite 2020 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1453

Regal One Corporation

P.O. Box 25610

Scottsdale, Arizona 85255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 14, 2014, Regal One Corporation, a Florida corporation (“Regal One”), Princeton Capital Corporation, a Maryland corporation and wholly-owned subsidiary of Regal One (“Princeton Capital”), Capital Point Partners, LP, a Delaware limited partnership (“CPP”), and Capital Point Partners II, LP, a Delaware limited partnership (“CPPII” and, together with CPP, the “Partnershps”), entered into an Asset Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Regal One would acquire certain equity and debt investments of the Partnerships in exchange for shares of common stock of Regal One. In addition to the customary conditions to closing the transactions contemplated by the Purchase Agreement, Regal One was required to (i) to effect a reverse stock split of Regal One’s outstanding common stock at a ratio of 1-for-2 (the “Reverse Stock Split”), (ii) reincorporate from Florida to Maryland by merging into Princeton Capital (the “Reincorporation”) and (iii) become an externally managed business development company by entering into an external investment advisory agreement with Princeton Investment Advisors,LLC, a Delaware Limited Liability Company (“Princeton Advisors”).

Additionally, as previously disclosed, at a special meeting of shareholders on March 6, 2015, the shareholders of Regal One voted to approve, amongst other matters, (i) the Reverse Stock Split, (ii) the Reincorporation, (iii) the issuance of shares of common stock of Regal One to the Partnerships pursuant to Purchase Agreement, (iv) the election of five nominees to the board of directors following closing of the transactions contemplated by the Purchase Agreement and (v) the entrance into an external investment advisory agreement with Princeton Advisors.

On March 13, 2015, Princeton Capital, as successor to Regal One, acquired certain equity and debt investments with an aggregate value of approximately $60.1 million from the Partnerships and issued approximately 115.5 million shares of Princeton Capital common stock to the Partnerships. The shares of Princeton Capital common stock issued to the Partnerships were issued pursuant to an exemption from the registration requirements under Section 5 of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof.

Additionally, Princeton Capital and Princeton Advisors entered into an investment advisory agreement whereby Princeton Advisors will provide investment advisory services to Princeton Capital. The investment advisory agreement was approved by the board of directors of Regal One prior to entering into the Purchase Agreement and by the independent members of the board of directors of Princeton Capital upon closing of the transactions contemplated by the Purchase Agreement.

Under the terms of the investment advisory agreement, Princeton Advisors, will, among other things (i) determine the composition and allocation of the portfolio of Princeton Capital, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by Princeton Capital; (iii) execute, monitor and service Princeton Capital’s investments; (iv) determine the securities and other assets that Princeton Capital shall purchase, retain, or sell; and (v) perform due diligence on prospective portfolio companies. Princeton Advisors’ services under the investment advisory agreement may not be exclusive and it is free to furnish similar services to other entities so long as its services to Princeton Capital are not impaired.

Pursuant to the investment advisory agreement, Princeton Capital will pay Princeton Advisors a fee for investment advisory and management services consisting of two components – a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee will ultimately be borne by Princeton Capital’s stockholders. The base management fee is calculated at an annual rate of 1.75% of Princeton Capital’s gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents. The incentive fee consists of two components that are independent of each other, with the result being that one component may be payable even if the other is not. The first component, which is income-based, will be calculated and payable quarterly in arrears, commencing with the quarter beginning April 1, 2015, based on our “Princeton Capital’s Pre-Incentive Fee Net Investment Income” for the immediately preceding calendar quarter. The second component, the capital gains component, of the incentive fee, will be determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement, as of the termination date), commencing on December 31, 2015, and will equal 20% of Princeton Capital’s cumulative aggregate realized capital gains from January 1st through the end of that calendar year, computed net of Princeton Capital’s aggregate cumulative realized capital losses and Princeton Capital’s aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees.

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A copy of the investment advisory agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

Please see the disclosure set forth under Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 5.03 of this Form 8-K, which is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the closing of the transactions contemplated by the Purchase Agreement, the Partnerships beneficially owned approximately 96% of the outstanding Princeton Capital common stock and a change of control of the Princeton Capital occurred. The information set forth in Items 2.01 and 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Purchase Agreement, as a condition to closing, the directors and officers of Princeton Capital resigned immediately prior to closing the transactions contemplated by the Purchase Agreement. Accordingly, Stephen E. Boynton, Bernard L. Brodkorb, Charles J. Newman, James Olchefski and Robert M. Terry resigned as directors of Princeton Capital and any committee thereof. No director resigned because of any disagreement with Princeton Capital on any matter relating to Princeton Capital operation, policies, or practices. Mr. Newman ceased to be Princeton Capital’s Chief Executive Officer, Chief Financial Officer and Secretary.

At the closing of the transactions contemplated by the Purchase Agreement, Alfred Jackson, Thomas Jones, Jr. Trennis L. Jones, Munish Sood and Martin Tuchman assumed the role of directors of Princeton Capital. Each of Messrs. Jackson, Jones, Jones, Sood and Tuchman were elected by shareholders at the special meeting on March 6, 2015 to serve as directors of Princeton Capital upon closing of the transactions contemplated by the Purchase Agreement. Messrs. Jones, Jones and Tuchman are independent directors and will be members of the Audit Committee, Nominating and Corporate Governance Committee and Valuation Committee of the board of directors of Princeton Capital. Following the closing of the transactions contemplated by the Purchase Agreement, Mr. Sood was appointed as Princeton Capital’s Chief Executive Officer and President, and Gregory J. Cannella was appointed as Princeton Capital’s Chief Financial Officer, Secretary and Treasurer.

The information required by Item 5.02 of Form 8-K regarding the new directors and executive officers of Princeton Capital has been previously disclosed in the Definitive Proxy Statement of Regal One filed with U.S. Securities and Exchange Commission on February 10, 2015, which is incorporated by reference herein.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

Effective as of March 10, 2015 (the “Effective Date”), Regal One effected a reverse stock split of Regal One’s common stock at an exchange ratio of 1-for-2. The par value of Regal One’s common stock did not change as a result of the Reverse Stock Split. As of the Effective Date, every two (2) shares of Regal One’s common stock were combined into one (1) share of Regal One’s common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders who would otherwise hold fractional shares of Regal One’s common stock as a result of the Reverse Stock Split will be entitled to receive a number of shares rounded up to the next whole number in lieu of such fractional shares of Regal One’s common stock. A copy of the Amendment to Articles of Incorporation of Regal One is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Reincorporation

On March 12, 2015 Regal One changed its state of incorporation from the State of Florida to the State of Maryland by merging with and into its wholly-owned subsidiary, Princeton Capital, pursuant to the terms of an Agreement and Plan of Merger, dated as of July 14, 2014 (the “Merger Agreement”), which is filed as Exhibit 2.1 hereto and incorporated herein by reference. As a result of the Reincorporation:

(i)       Regal One ceased to exist;

(ii)      shareholders of Regal One automatically became shareholders of Princeton Capital, without any action by such shareholders, and began to be governed by the (a) Maryland General Corporation Law, (b) Princeton Capital’s Articles of Amendment and Restatement, which is filed as Exhibit 3.2 hereto and incorporated herein by reference (the “Maryland Charter”), and (c) Princeton Capital’s Bylaws, which are filed as Exhibit 3.3 hereto and incorporated herein by reference (the “Maryland Bylaws”);

(iii)     Princeton Capital succeeded to the business and all of the properties, assets and liabilities of Regal One, including obligations under Regal One’s outstanding indebtedness and contracts, including the Purchase Agreement; and

(iv)     all of the directors and officers of Regal One prior to the Reincorporation continued as the directors and officers of Princeton Capital pending closing of the transactions contemplated by the Purchase Agreement.

On March 19, 2015, the Princeton Capital common stock commenced trading on a split adjusted basis under a new OTC Bulletin Board trading symbol “RONED.” The new trading symbol was assigned by the Financial Industry Regulatory Authority in connection with the approval of the Reincorporation and Reverse Stock Split. The Princeton Capital common stock has a new CUSIP number of 741865109.

As a result of the Reincorporation, Princeton Capital became the successor corporation to Regal One under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will succeed to Regal One’s reporting obligations thereunder. Pursuant to Rule 12g-3 promulgated under the Exchange Act, the Princeton Capital common stock is deemed to be registered under Section 12(g) of the Exchange Act.

The forgoing descriptions of the Merger Agreement, the Princeton Capital common stock, the Maryland Charter and the Maryland Bylaws are qualified in their entirety by the full text of the Merger Agreement, the Maryland Charter, and the Maryland Bylaws. The form of certificate for the Princeton Capital common stock is filed as Exhibit 4.1 hereto.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger between Regal One Corporation and Princeton Capital Corporation
3.1	Articles of Amendment to the Articles of Incorporation of Regal One Corporation
3.2	Articles of Amendment and Restatement of Princeton Capital Corporation
3.3	Bylaws of Princeton Capital Corporation
4.1	Specimen Stock Certificate of Princeton Capital Corporation
10.1	Investment Advisory Agreement between Princeton Capital Corporation and Princeton Investment Advisors, LLC

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 SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   March 19, 2015

PRINCETON CAPITAL CORPORATION

By:	/s/ Gregory J. Cannella
Name: Gregory J. Cannella
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger between Regal One Corporation and Princeton Capital Corporation
3.1	Articles of Amendment to the Articles of Incorporation of Regal One Corporation
3.2	Articles of Amendment and Restatement of Princeton Capital Corporation
3.3	Bylaws of Princeton Capital Corporation
4.1	Specimen Stock Certificate of Princeton Capital Corporation
10.1	Investment Advisory Agreement between Princeton Capital Corporation and Princeton Investment Advisors, LLC